                                                                    EXHIBIT 10.3





                            INDEMNIFICATION AGREEMENT

         THIS AGREEMENT is made as of September 3, 1998 by

         ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership, having an address of 101 East State Street, Kennett Square, Pennsylvania 19348 ("Operating Partnership")

                               for the benefit of:

         Those persons and entities listed on Exhibit B attached hereto and hereby made a part hereof all having an address c/o Fairmount Associates, Inc., 515 Fairmount Avenue, Suite 900, Towson, Maryland 21286 (collectively "Beneficiaries").

                                    RECITALS

         A. The Beneficiaries are the ultimate principals of seven Maryland limited partnerships (the "Limited Partnerships") which are the owners of real property in Maryland and New Jersey on which are situate seven skilled care nursing homes (the "Facilities") and the Limited Partnerships. The Facilities are leased by the Limited Partnerships to Meridian Healthcare, Inc. ("MHI") a subsidiary of Genesis Health Ventures, Inc., a Pennsylvania company, having an address of 101 East State Street, Kennett Square, Pennsylvania 19348 ("Genesis").

         B. Operating Partnership and MHI have requested that MHI be permitted to assign the leases to ET Sub-Meridian Limited Partnership, L.L.P., an affiliate of Operating Partnership, and sublease the Facilities back to MHI. Operating Partnership has also requested that the Limited Partnerships enter into a financing with German American Capital Corporation ("GACC") aggregating $66,050,000 and involving six separate loans, enter into a $6,800,000 financing with The First National Bank of Bank ("FNB"), and modify an arrangement under which FNB provides credit support for a certain bond transaction. (GACC and FNB are collectively called the "Lenders".) The loans from the Lenders and the modifications of the bond related transaction are collectively called the "Loans." All of the matters referred to in this recital are collectively called the "1998 Transaction."

         C. As part of the 1998 Transaction, the Limited Partnerships will execute certain Promissory Notes, Loan Agreements, Mortgages, and Deeds of Trusts with the Lenders.

         D. Should any of the Loans be accelerated by one of the Lenders as a result of a default or should there be any exercise of remedies (including foreclosure) under any of the Mortgages, Deeds of Trust, or other loan documents, the Beneficiaries may incur the loss of the deferral of substantial Federal and State income tax liability.

         E. It is a condition to the entering into of the 1998 Transaction by the Beneficiaries that Operating Partnership enter into this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, this Agreement witnesseth that, in consideration of the aforesaid and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Operating Partnership, for itself and its successors and assigns, agrees as follows:

         1.       Indemnification.

         A. Operating Partnership hereby indemnifies and holds harmless the Beneficiaries and their successors, personal representatives, and assigns (all hereinafter collectively referred to as the "Indemnitees") for (a) the present value of the loss of the deferral of their Federal and State income tax liabilities which they incur because of the Loans going into default and being accelerated, or because of a foreclosure sale or deed in lieu of foreclosure or other exercise of a remedy under any of the Loans by the Lenders or their successors or assigns which may cause recognition of taxable income on the sale, transfer, or disposition of property; (b) any prepayment penalty or premium or any late charge or other fee under either of the Loans or the interest rate "swap" which is a part of the Loans (any of the events described in Section 1A(a) or Section 1(b) is referred to as a "Triggering Event"); and (c) all of Indemnitees' fees and expenses, including without limitation reasonable legal fees in connection with the enforcement of this Agreement. Notwithstanding the foregoing, Operating Partnership shall have any liability hereunder in connection with an "Excluded Act," defined below.

         B. When used herein, the term "Excluded Act" means a voluntary or involuntary action or omission by one or more of the Beneficiaries; that is, as between the Beneficiaries on the one hand and Operating Partnership and MHI on the other, an action or omission in the sole control of the Beneficiaries and not in the control of Operating Partnership or MHI that causes any of the Loans to be in default; e.g., failure of the Limited Partnerships to maintain their single purpose status as required by the Loans. Operating Partnership shall notify Beneficiaries immediately upon the occurrence of any Triggering Event. The parties have stipulated and agreed that the present value of the loss of the deferral of their amount of Federal and State tax liabilities referred to in
Section 1A(a) are as set forth on Exhibit A attached hereto and hereby made a part hereof, for the applicable periods of time shown thereon. The Exhibit A amounts shall be binding whether or not the actual Federal and State tax liabilities are higher or lower than the indicated amounts and shall be due and payable whether or not Operating Partnership claims there may be defenses or offsets to the tax liabilities. Notwithstanding anything to the contrary contained herein, the amount set forth in Exhibit A shall be adjusted (i) if a Triggering Event occurs with respect to one or more, but not all, of the Loans so that fewer than all of the Facilities are affected thereby, the amount due by Operating Partnership pursuant to Section 1A(a) shall be determined by multiplying the Cash Amount for the applicable period, as shown on Exhibit A, by the sum of the decimal equivalents of the percentages shown for the Facilities affected, as shown on Exhibit A; (ii) in the event a reimbursement under Section 1C is required; or (iii) in the event of a credit pursuant to Section 2H hereof.

         C. After payment to Beneficiaries of the amounts set forth in Exhibit A, Beneficiaries' accountants shall provide letters (the "Letters") to Operating Partnership that Beneficiaries have not reinvested proceeds of condemnation or casualty which enables such Beneficiaries to avoid gain, within fifteen (15) days after filing of the federal income tax returns of Beneficiaries with respect to the year in which the Triggering Event occurs and annually thereafter for two subsequent years. In the event that Operating Partnership does not receive such Letters within such period of time, Operating Partnership may write to Beneficiaries and request such Letters, and if Operating Partnership does not receive such Letters within an additional period of fifteen (15) days, or in the event that the Letters indicate that proceeds have been so reinvested in order to continue the deferral of Federal and State taxes, Operating Partnership shall be entitled to demand payment from such of the Beneficiaries who did not provide such Letters (or who provided Letters indicating reinvestments) in the amount of the portion of the amount paid by Operating Partnership hereunder as such Beneficiaries had received (or the amount paid hereunder and reinvested by such Beneficiaries).

         2.       Special Indemnification.

         A. Operating Partnership hereby indemnifies and holds harmless the Indemnitees for (i) the present value of the loss of the deferral of their Federal and State income tax liabilities which they incur because of the substitution of property permitted under the loan documents executed in connection with the 1998 Transaction as a result of casualty, condemnation, or a non-monetary default under the GACC loan documents (an "Exchange Event") that causes the recognition of income (such as Exchange Event is called a "Payment Event"); and (ii) all of Indemnitees' fees and expenses, including without limitation reasonable legal fees in connection with the enforcement of this Agreement. Operating Partnership shall notify Beneficiaries immediately upon the occurrence of any Exchange Event. The parties have stipulated and agreed that the present value of the loss of the deferral of their amount of Federal and State tax liabilities referred to in Section 2A(i) are as set forth on Exhibit C attached hereto and hereby made a part hereof, for the applicable periods of time shown thereon. The Exhibit C amounts shall be binding whether or not the actual Federal and State tax liabilities are higher or lower than the indicated amounts and shall be due and payable upon the occurrence of a Payment Event whether or not Operating Partnership claims there may be defenses or offsets to the tax liabilities.

         B. Upon the occurrence of an Exchange Event, Beneficiaries shall determine whether they believe that they will recognize income as a result thereof. If Beneficiaries believe that the applicable Limited Partnership is likely to recognize income or gain for federal income tax purposes as a result thereof ("Beneficiaries' Belief"), they shall so advise Operating Partnership. Unless Operating Partnership advises Beneficiaries in writing within fifteen
(15) days after notice from Beneficiaries that Operating Partnership disagrees with Beneficiaries' Belief, there shall thereupon be deemed to be a "Payment Event."

         C. If Operating Partnership advises Beneficiaries in writing within fifteen (15) days after notice from Beneficiaries that Operating Partnership disagrees with Beneficiaries' Belief, Beneficiaries shall engage a nationally recognized accounting firm or a law firm to render an opinion as to whether the applicable Limited Partnership is more likely than not to recognize income or gain for federal income tax purposes as a result of the Exchange Event. If the firm is not a "Big 5" accounting firm (or a successor thereto), Beneficiaries shall so notify Operating Partnership, and Operating Partnership shall be entitled to consent to the selection of such firm, and such consent shall not be unreasonably withheld or delayed and shall be deemed given if Operating Partnership does not notify Beneficiaries to the contrary within fifteen (15) days of the notice from Beneficiaries. Operating Partnership shall pay the fees of the firm.

         D. In the event such firm renders an opinion that it is more likely than not that the applicable Limited Partnership will not recognize income or gain for federal income tax purposes, Beneficiaries shall file tax returns that do not recognize income. In the event that it is later determined by the Internal Revenue Service or a court of competent jurisdiction that Beneficiaries' should have recognized income as a result of the Exchange Event, there shall be deemed to be a Payment Event. Operating Partnership shall also be liable for all interest and penalties imposed on Beneficiaries as a result of a Payment Event.

         E. In the event such firm renders an opinion that it is more likely than not that the applicable Limited Partnership will recognize income or gain for federal income tax purposes, Beneficiaries shall file tax returns that recognizes income, and a Payment Event shall be deemed to have occurred.

         F. Operating Partnership shall be entitled to engage counsel and accountants, who must be approved by Beneficiaries, which approval shall not be unreasonably withheld or delayed, at the expense of Operating Partnership, to defend the position that the occurrence of an Exchange Event is not a Payment Event.

         G. Notwithstanding anything to the contrary contained herein, if a Payment Event occurs with respect to one or more, but not all, of the Loans so that fewer than all of the Facilities are affected thereby, the amount due by Operating Partnership pursuant to Section 2(a) shall be determined by multiplying the Cash Amount for the applicable period, as shown on Exhibit C, by the sum of the decimal equivalents of the percentages shown for the Facilities affected, as shown on Exhibit C.

         H. Any amount paid pursuant to Exhibit C shall reduce the amount payable under Exhibit A on a dollar for dollar basis.

         3. Timing. The amounts due by Operating Partnership pursuant to Section 1 shall be due and payable thirty (30) days after the occurrence of any Triggering Event, subject to the provisions of Section 17.

         4. No Duty to Mitigate. Operating Partnership agrees that Indemnitees shall have no duty to mitigate damages associated with the matters set forth in Sections 1 or 2, including without limitation any duty to expend any funds or to take any action to prevent or defer a default or acceleration under the Loans, other than in connection with an Excluded Act; provided, however, that nothing herein contained shall alter any obligations of the Limited Partnerships under any other documents between or among the Limited Partnerships, MHI, and Operating Partnership.

         5. Maryland Law. Operating Partnership agrees that this Agreement and the rights and obligations of Indemnitees and Operating Partnership hereunder shall in all respects be governed by, and construed in accordance with, the laws of the State of Maryland (excluding Maryland conflicts of laws).

         6. Confession of Judgment. IF THE AMOUNTS DUE UNDER THIS AGREEMENT ARE NOT PAID WHEN DUE, OR ANY OTHER DEFAULT SHALL OCCUR HEREUNDER, OPERATING PARTNERSHIP DOES HEREBY AUTHORIZE ANY CLERK OF ANY COURT OF RECORD OR ANY ATTORNEY TO ENTER IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF MARYLAND OR ANY OTHER STATE OR TERRITORY OF THE UNITED STATES JUDGMENT BY CONFESSION AGAINST OPERATING PARTNERSHIP AND IN FAVOR OF BENEFICIARIES FOR THE ENTIRE AMOUNT DUE UNDER THIS AGREEMENT, TOGETHER WITH ATTORNEY'S FEES OF FIFTEEN PERCENT (15%) AND COURT COSTS, WITHOUT STAY OF EXECUTION OR RIGHT OF APPEAL. OPERATING PARTNERSHIP EXPRESSLY WAIVES THE BENEFIT OF ALL EXEMPTION LAWS AND ALL IRREGULARITY OR ERROR IN ENTERING SAID JUDGMENT OR THE EXECUTION THEREON, AND FOR SO DOING, THIS AGREEMENT OR A COPY OF IT VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED, AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS BENEFICIARIES SHALL ELECT, UNTIL SUCH TIME AS BENEFICIARIES SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THIS AGREEMENT BY OPERATING PARTNERSHIP TO BENEFICIARIES.

         7. Invalidity of Any Part. If any provision or part of any provision of this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

         8. Amendment or Waiver. This Agreement may be amended only by a writing duly executed by Operating Partnership and the Indemnitees. No waiver by the Indemnitees of any of the provisions of this Agreement or any of the rights or remedies of the Indemnitees with respect hereto shall be considered effective or enforceable unless in writing, duly executed by Indemnitees. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

         9. Notices. Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by facsimile or by hand delivery, by overnight delivery service, or by certified mail, unrestricted delivery, return receipt requested, postage prepaid, addressed to the Beneficiaries or Operating Partnership at the appropriate address set forth above or to such other address as may be hereafter specified by written notice by the Indemnitees or Operating Partnership. Notice shall be considered given as of the date of the facsimile or the hand delivery, one (1) calendar day after delivery to the overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery or whether delivery is ever in fact made, as the case may be, provided the giver of notice can establish that notice was given as provided herein. Notwithstanding the foregoing, any notice in fact received shall be effective as of the time of receipt.

         10. Binding Nature. This Agreement shall inure to the benefit of and be enforceable by the Indemnitees and the Indemnitees's successors and assigns and any other person to whom the Indemnitees may grant an interest in the obligations of Operating Partnership to the Indemnitees, and shall be binding upon and enforceable against Operating Partnership and their successors and assigns.

         11. Final Agreement. This Agreement contains the final and entire agreement between the Indemnitees and Operating Partnership with respect to the obligations of OPERATING PARTNERSHIP described above to the Indemnitees. There is no separate oral or written understanding between the Indemnitees and Operating Partnership with respect thereto. Beneficiaries and Operating Partnership recognize that Genesis has executed a certain Secondary Indemnification Agreement on even date herewith in favor of Beneficiaries. Nothing contained in such Secondary Indemnification Agreement shall on any way affect the provisions hereof, the rights of Beneficiaries, or the obligations of Operating Partnership hereunder.

         12. No Third Party Benefit. The terms and provisions of this Agreement are for the benefit of the Indemnitees and no other person shall have any right or cause of action on account thereof.

         13. Number, Gender, Captions. As used herein, the plural includes the singular, and the singular includes the plural. The use of any gender applies to any other gender. All captions are for the purpose of convenience only.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall together constitute one and the same instrument.

         15. Time of the Essence. Time is of the essence to each and every provision of this Agreement.

         16. Incorporation of Recitals. The recitals are incorporated herein and are hereby made an integral part of this Agreement.

         17.      Submission to Jurisdiction; Waiver of Jury Trial.

                  (A) OPERATING PARTNERSHIP, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL: (I) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF MARYLAND OVER ANY SUIT, ACTION, OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (II) AGREES THAT ANY SUCH ACTION, SUIT, OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF MARYLAND, (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS, (IV) WAIVES THE DOCTRINE OF FORUM NON CONVENIENS OR SIMILAR OBJECTION TO VENUE, AND (V) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT, OR PROCEEDING IN ANY ACTION, SUIT, OR PROCEEDING IN ANY OTHER FORUM).

                  (B) OPERATING PARTNERSHIP AND BENEFICIARIES, BY THEIR ACCEPTANCE OF THIS AGREEMENT, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES, AND FOREVER FOREGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY CONDUCT, ACT, OR OMISSION OF OPERATING PARTNERSHIP OR BENEFICIARIES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, OR ATTORNEYS, OR ANY OTHER PERSON AFFILIATED WITH OPERATING PARTNERSHIP, OR BENEFICIARIES, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. OPERATING PARTNERSHIP HEREBY CONSENTS AND AGREES TO SERVICE OR ANY SUMMONS, COMPLAINT, OR OTHER LEGAL PROCESS, IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING ARISING FROM OR RELATING TO THIS AGREEMENT BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID TO OPERATING PARTNERSHIP AT ITS ADDRESS SET FORTH ABOVE.

         18. Credit. Notwithstanding anything to the contrary herein contained, Operating Partnership shall be entitled to a dollar for dollar credit for any amounts due hereunder for any proceeds received by the Limited Partnerships from a foreclosure sale of any of the Facilities pursuant to Section 9 of the Three Party Agreement of even date herewith among the Limited Partnerships, ET Sub-Meridian Limited Partnership, L.L.P., and Meridian Healthcare, Inc.



                                                 [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Indemnitor has caused this Agreement to be executed as of the day and year first above written.

WITNESS:                                ELDERTRUST OPERATING
                                        LIMITED PARTNERSHIP

                                        By: ELDERTRUST, a Maryland real estate
                                               investment trust, General Partner





                                        By: /s/ D. Lee McCreary, Jr.
-------------------------------         ------------------------------------
                                        D. Lee McCreary, Jr.,
                                           Chief Financial Officer





STATE OF NEW YORK                                    )
                                                              )  SS:
COUNTY OF NEW YORK                                   )

         I HEREBY CERTIFY that on this _____ day of September, 1998, before me, the undersigned officer, personally appeared D. Lee McCreary, Jr.,2, who acknowledged himself to be the Chief Financial Officer of Hampstead Investments, Inc., a corporation and manager of Bedrock Holdings Partners, a partnership, managing member of Bedrock Hotel Partners, L.L.C.ELDERTRUST, a real estate investment trust, general partner of ElderTrust Operating Limited Partnership, a Delaware limited partnership, and that he, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the trust as such officer on behalf of such trust and such partnership.

         IN WITNESS WHEREOF, I hereunto set my hand and Notarial Seal.

                                                -----------------------------
                                                               Notary Public


My Commission expires:

                                                        EXHIBIT A



                              September 1 to August 31              Cash Amount
                               of the indicated years:

                1.                  1998 to 1999                    $13,880,000
                2.                  1999 to 2000                    $13,170,000
                3.                  2000 to 2001                    $12,350,000
                4.                  2001 to 2002                    $11,520,000
                5.                  2002 to 2003                    $10,620,000
                6.                  2003 to 2004                     $9,650,000
                7.                  2004 to 2005                     $8,640,000
                8.                  2005 to 2006                     $7,570,000
                9.                  2006 to 2007                     $6,420,000


               10.                  2007 to 2008                     $5,220,000


                                 2008 and thereafter                    $-0-




                   Facility                                      Percentage

                   Corsica Hills                                    12.80%
                   Heritage                                         17.23%
                   Charlesmead                                      11.74%
                   Multi-Medical                                     4.91%
                   Severna                                          16.55%
                   Cherry Hill                                      15.69%
                   Westfield                                        21.08%
                   TOTAL                                           100.00%

                                    EXHIBIT B

                              List of Beneficiaries


         Michael J. Batza, Jr.

         Earl L. Linehan

         Roger C. Lipitz

         Arnold I. Richman

         Edward A. Burchell

         Howard S. Brown and Brenda B. Rever, Trustees u/a dtd 12/31/95

         Earl L. Linehan and Stanard T. Klinefelter, Successor Trustees u/a dtd 12/21/83 f/b/o The Batza Family

         Rosemary Burchell and Stanard T. Klinefelter, Trustees u/a/ dtd 12/24/80 f/b/o Michael Burchell and Edward Burchell, Jr.

         Stanard T. Klinefelter, Successor Trustee u/a dtd 12/23/82 f/b/o ELL 1982 Descendants' Trust (Linehan Descendants)

         Alison Richman and Stanard T. Klinefelter, Successor Trustees u/a dtd 12/19/85 f/b/o Jonathan Lipitz, Amanda Lipitz and Eugene Lipitz

         Alison Richman and Stanard T. Klinefelter, Successor Trustees u/a/ dtd 12/24/80 f/b/o The Richman Children

         Stanard T. Klinefelter, Trustee u/a dtd 12/21/83 f/b/o The Batza Family Trust

         Stanard T. Klinefelter, Trustee u/a dtd 12/24/80 f/b/o The Batza
         Children

         Stanard T. Klinefelter, Trustee u/a dtd 12/24/80 f/b/o The Linehan Children

         Charlesmead Meridian Limited Partnership

         Cherry Hill Meridian Limited Partnership

         Corsica Hills Associates Limited Partnership

         Heritage Associates Limited Partnership

         Multi-Medical Meridian Limited Partnership

         Severna Associates Limited Partnership

         Westfield Meridian Limited Partnership

                                    EXHIBIT C



                    September 1 to August 31                    Cash Amount
                    of the indicated years:

      1.                  1998 to 1999                           $2,192,000
      2.                  1999 to 2000                           2,044,000
      3.                  2000 to 2001                           1,884,000
      4.                  2001 to 2002                           1,710,000
      5.                  2002 to 2003                           1,521,000
      6.                  2003 to 2004                           1,316,000
      7.                  2004 to 2005                           1,094,000
      8.                  2005 to 2006                             853,000
      9.                  2006 to 2007                             592,000
     10.                  2007 to 2008                             308,000
                          2008 and thereafter                         $-0-




                   Facility                                Percentage

                  Corsica Hills                              11.18%
                  Heritage                                   13.25%
                  Charlesmead                                 7.17%
                  Multi-Medical                              11.71%
                  Severna                                    13.57%
                  Cherry Hill                                22.71%
                  Westfield                                  20.40%
                   TOTAL                                    100.00%